AS REQUESTED, WE HAVE TABULATED THE
VOTE CAST FOR THE SPECIAL MEETING OF
SHAREHOLDERS OF THE MONTGOMERY FUNDS
TO BE HELD ON APRIL 5, 2000.  THE
RESULTS OF THIS TABULATION ARE AS FOLLOW:


MONTGOMERY INTERNATIONAL SMALL CAP FUND
CUSIP #
613828573       613828888

FOR QUORUM:

RECORD DATE SHARE POSITIONS:
           2,053,780.00
TOTAL BALLOTS:             2,037


 1,179,105.00  SHARES VOTED
  57.41% OF TOTAL SHARES VOTED

  788   PROXIES VOTED
 38.68% OF TOTAL PROXIES VOTED


01.         PROPOSAL TO APPROVE
OR DISAPPROVE A REORGANIZATION OF
THE
              INTERNATIONAL SMALL
 CAP FUND, AS MORE FULLY DESCRIBED
IN THE
             ACCOMPANYING COMBINED
 PROXY STATEMENT AND PROSPECTUS.



     SHARES VOTED         % OF VOTED
 % OF TOTAL
             FOR             1,072,497.00
 95.95%                 52.22%
             AGAINST         62,115.00
 5.26%                   3.02%
             ABSTAIN          44,493.00
 3.77%                   2.16%

             TOTAL            1,179,105.00
  100.00%                 57.41%





MONTGOMERY EQUITY INCOME FUND
CUSIP #
613828771       613828854

FOR QUORUM:

RECORD DATE SHARE POSITIONS:
 1,042,914.00
TOTAL BALLOT:       1,336



 569,072.00  SHARES VOTED
  54.56% OF TOTAL SHARES VOTED

 525   PROXIES VOTED
39.29% OF TOTAL PROXIES VOTED


01.         PROPOSAL TO APPROVE
 OR DISAPPROVE A REORGANIZATION
OF THE
              EQUITY INCOME FUND,
 AS MORE FULLY DESCRIBED IN THE
ACCOMPANYING
              COMBINED PROXY
STATEMENT AND PROSPECTUS.



     SHARES VOTED         % OF VOTED
  % OF TOTAL
             FOR                         536,989.00
94.36%                 51.48%
             AGAIN                         16,746.00
 2.94%                   1.60%
             ABSTAIN                          15,337.00
 2.69%                   1.47%

             TOTAL                            569,072.00
 100.00%                 54.56%






MONTGOMERY SELECT 50 FUND
CUSIP #
613828565       613828797

FOR QUORUM:

RECORD DATE SHARE POSITIONS:
 5,382,903.00
TOTAL BALLOTS:                                    10,015



 2,813,548.00  SHARES VOTED
 52.26% OF TOTAL SHARES VOTED

4,426   PROXIES VOTED
44.19% OF TOTAL PROXIES VOTED


01.         PROPOSAL TO APPROVE OR
 DISAPPROVE A REORGANIZATION OF THE
              MONTGOMERY SELECT 50
 FUND, AS MORE FULLY DESCRIBED IN THE
             ACCOMPANYING COMBINED
PROXY STATEMENT AND PROSPECTUS.


                     SHARES VOTED         % OF VOTED
 % OF TOTAL
             FOR                   2,490,611.00
 88.52%                 46.26%
             AGAINST                     235,797.00
 8.38%                   4.38%
             ABSTAIN

87,140.00
 3.09%                   1.61%

             TOTAL        2,813,548.00
  100.00%                 52.26%


02.       TO APPROVE A CHANGE OF
 THE FUNDS SUB-CLASSIFICATION
UNDER THE
            INVESTMENT COMPANY
ACT OF 1940, AS AMENDED, FROM A
DIVERSIFIED
            INVESTMENT COMPANY
TO A NON-DIVERSIFIED INVESTMENT
COMPANY, AND
           APPROVE THE ELIMINATION
OF THE FUNDS CORRESPONDING INVESTMENT
           RESTRICTION REGARDING
DIVERSIFICATION.

        SHARES VOTED         % OF VOTED
  % OF TOTAL
             FOR                         2,453,752.00
 87.21%                 45.58%
             AGAINST                 244,596.00
  8.69%                   4.54%
             ABSTAI      115,200.00
 4.09%                   2.14%

             TOTAL                   2,813,548.00
 100.00%                 52.26%


IN ACCORDANCE WITH OUR CUSTOMARY
 PROCEDURES, WE HAVE EXAMINED THE
PROXIES RECEIVED, BUT DO NOT
GUARANTEE THE GENUINENESS OF THE
SIGNATURES THEREOF, OR ASSUME
ANY RESPONSIBILITY FOR THE LEGALITY
OF ANY PROXY.


SINCERELY,


JAMES OREGAN
SENIOR DIRECTOR
MUTUAL FUNDS CLIENT SERVICES